SGI International, Incorporated under the laws of the state of Utah

Number SL-000000 Shares 000000

Cusip No. 784185 20 9

THIS CERTIFIES THAT _______________________

IS THE RECORD HOLDER OF **_____________________**

FULLY-PAID AND NON-ASSESABLE SHARES OF THE COMMON STOCK NO PAR VALUE OF

SGI INTERNATIONAL

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated: *R*

  /s/  John R. Taylor                          /s/ Joseph A. Savoca
----------------------------                 ----------------------------
Secretary                                    Chairman-CEO-President

RESTRICTED STOCK
The shares represented by this certificate have not been Registered under the Securities Act of 1933. The shares have been acquired for investment and may not be offered sold or otherwise transfered in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, or a prior opinion of counsel satisfactory to the issuer that registration is not required under that Act.

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Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.


Countersigned & Registered ATLAS STOCK TRANSFER CORPORATION 5899 South State Street Salt Lake City, UT 84107

  /s/  Pam Gray
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Registrar - Authorized Signature

SGI INTERNATIONAL CORPORATE SEAL UTAH